UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2021

SERES THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Sidney Street

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(617) 945-9626

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 1, 2021, Seres Therapeutics, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with NHSc Pharma Partners (“Nestlé”). Pursuant to the Agreement, the Company granted to Nestlé, under certain of the Company’s patent rights and know how, a co-exclusive, sublicensable (under certain circumstances) license to develop, commercialize and conduct medical affairs activities for (i) therapeutic products based on the Company’s microbiome technology (including the Company’s SER-109 product) that are developed by or on behalf of the Company for the treatment of Clostridioides difficile infection (“CDI”) and recurrent CDI, as well as any other indications pursued for the products upon mutual agreement of the parties (the “Field”), in the United States and Canada (the “Licensed Territory”), and (ii) the Company’s SER-109 product and any improvements and modifications thereto developed pursuant to the terms of the Agreement (the “Collaboration Products”) for any indications in the Licensed Territory.

The Agreement sets forth the parties’ respective obligations for development, regulatory, commercialization, medical affairs, and manufacturing and supply activities for the Collaboration Products with respect to the Field and the Licensed Territory. Pursuant to the Agreement, the Company is responsible for, and will use commercially reasonable efforts in, conducting development of SER-109 in the Field in the United States until first regulatory approval for SER-109 is obtained in the Field in the United States and in accordance with a development and regulatory activity plan, at the Company’s cost, subject to certain exceptions specified in the Agreement. The Company is also responsible for all regulatory affairs related to Collaboration Products in the Field in the Licensed Territory, at its cost, except that expenses incurred for regulatory activities approved by a joint steering committee pursuant to a life cycle management plan for Collaboration Products are shared equally between the parties. The Company will be solely responsible for manufacturing and supplying Collaboration Products for development in the Field in the Licensed Territory.

Nestlé has the sole right to commercialize the Collaboration Products in the Licensed Territory in accordance with a commercialization plan, subject to the Company’s right to elect to provide up to a specified percentage of all promotional details for a certain target audience. Each party will use commercially reasonable efforts to commercialize the Collaboration Products in the Licensed Territory in accordance with the commercialization plan. Both parties will perform medical affairs activities for Collaboration Products in the Licensed Territory in accordance with a medical affairs plan. The Company will be solely responsible for the manufacturing and supply of Collaboration Products for commercialization under a supply agreement that will be entered into between the parties. The Company will be responsible for commercialization and medical affairs activities costs incurred by the parties until first commercial sale of the first Collaboration Product in the Licensed Territory and in accordance with a pre-launch plan, up to a specified cap. Following first commercial sale of the first Collaboration Product, the Company will be entitled to a royalty in an amount equal to approximately 50% of the commercial profits.

In exchange for the grant of the licenses under the Agreement, Nestlé agreed to pay the Company an upfront payment of $175 million. Nestlé also agreed to pay the Company development and sales target milestones payments totaling up to $360 million.

The Agreement continues in effect until all development and commercialization activities for all Collaboration Products in the Licensed Territory have permanently ceased. The Agreement may be terminated by either party upon sixty days’ written notice for the other party’s material breach that remains uncured during such sixty-day period, or immediately upon written notice for the other party’s insolvency. Nestlé may also terminate the Agreement at-will (i) with twelve months’ prior written notice, effective only on or after the third anniversary of first commercial sale of the first Collaboration Product in the Licensed Territory, (ii) if first commercial sale of the first Collaboration Product in the Licensed Territory has not occurred by the fifth anniversary of the effective date of the Agreement, with one hundred eighty days’ prior written notice, which must be provided during a specified period set forth in the Agreement, or (iii) if regulatory approval for SER-109 is not granted after submission by the Company of a filing seeking first regulatory approval as set forth in the development and regulatory activity plan, and the parties fail to agree on further development of SER-109 in accordance with the terms of the Agreement, with one hundred eighty days’ prior written notice, which must be provided within a specified period set forth in the Agreement. The Company may also terminate the Agreement immediately upon written notice if Nestlé challenges any licensed patent in the Licensed Territory.

Upon termination of the Agreement, all licenses granted to Nestlé by the Company will terminate. If the Company commits a material breach of the Agreement, Nestlé may elect not to terminate the Agreement but instead apply specified adjustments to the payment terms and other terms and conditions of the Agreement. The Agreement contains customary representations and warranties by the parties, intellectual property provisions including ownership, patent prosecution, enforcement and defense, certain indemnification rights in favor of each party, and customary confidentiality provisions and limitations of liability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: July 1, 2021	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Executive Vice President and Chief Legal Officer